UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

411 First Avenue South, Suite 600 Seattle, WA	98104-2860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

By a second amendment to our Credit Agreement with Wells Fargo Bank, National Association, the principal amount of the operating line was reduced from $25,000,000 to $10,000,000, the unused commitment fee was eliminated, the foreign exchange facility was eliminated and the last day the Bank will make advances under the Credit Agreement was extended from December 1, 2008, to June 1, 2009. The amendment was signed and became effective on December 31, 2007.

The Second Amendment to the Credit Agreement is filed as Exhibit 10.1 to this Report.

Wells Fargo & Company, on behalf of two of its registered investment advisor subsidiaries, filed with the SEC a Schedule 13G on February 9, 2007, reporting beneficial ownership of 4,518,002 shares of our common stock as of December 31, 2006, which constituted approximately 13.9% of our outstanding common stock as of March 19, 2007. Wells Fargo & Company has no representation on our Board of Directors. The beneficial ownership interest in our common stock held by Wells Fargo & Company played no role in our decision, which was approved by our Board of Directors, to amend the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above with respect to the Second Amendment to our Credit Agreement with Wells Fargo Bank, National Association, is incorporated into this section by reference.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

10.1	Second Amendment to Credit Agreement entered into as of December 20, 2007, between Wells Fargo Bank, National Association, and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 4, 2008

Cray Inc.

By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Second Amendment to Credit Agreement entered into as of December 20, 2007, between Wells Fargo Bank, National Association, and the Company.